Calculation of Filing Fee Tables
S-8
BridgeBio Oncology Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	4,005,124	$ 4.75	$ 19,024,339.00	0.0001381	$ 2,627.27
2	Equity	Common Stock, $0.0001 par value per share	Other	4,222,245	$ 9.59	$ 40,491,329.55	0.0001381	$ 5,591.86
3	Equity	Common Stock, $0.0001 par value per share	Other	1,151,396	$ 12.40	$ 14,277,310.40	0.0001381	$ 1,971.70
4	Equity	Common Stock, $0.0001 par value per share	Other	895,607	$ 10.54	$ 9,439,697.78	0.0001381	$ 1,303.63
5	Equity	Common Stock, $0.0001 par value per share	Other	1,100,000	$ 12.40	$ 13,640,000.00	0.0001381	$ 1,883.69
Total Offering Amounts:						$ 96,872,676.73		$ 13,378.15
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,378.15
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the TheRas, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (2) Represents 4,005,124 shares of Common Stock issuable upon the exercise of outstanding stock options awards as of the date of this Registration Statement assumed under the 2016 Plan. No further grants will be made under the 2016 Plan. To the extent outstanding options granted under the 2016 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2016 Plan, the number of shares underlying such awards will be available for future grant under the 2025 Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $4.75, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2016 Plan as of the date of this Registration Statement.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the TheRas, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (4) Represents 4,222,245 shares of Common Stock issuable upon the exercise of outstanding stock options awards under the 2025 Plan as of the date of this Registration Statement. To the extent outstanding options granted under the 2025 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2025 Plan. (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $9.59, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2025 Plan as of the date of this Registration Statement.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the TheRas, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (6) Represents 1,151,396 shares of Common Stock reserved for issuance under the 2025 Plan. If awards outstanding under the 2016 Plan, as of the date of this Registration Statement are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2025 Plan. The 2025 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2025 Plan on January 1, 2026 and each January 1 thereafter until the plan terminates. The number of shares reserved and available for issuance under the 2025 Plan shall be cumulatively increased by 5% of the Fully Diluted Shares (as defined in the 2025 Plan) on the immediately preceding December 31, or such lesser number of shares as approved by the administrator of the 2025 Plan. (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $12.40, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on October 6, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the TheRas, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (8) Represents 895,607 shares of Common Stock reserved for future issuance under the 2025 ESPP. The 2025 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2025 ESPP on January 1, 2026, and each January 1 thereafter until the plan terminates. The number of shares added each year will be equal to the lesser of 973,809 shares of Common Stock, 1% of the Fully Diluted Shares (as defined in the 2025 ESPP) on the immediately preceding December 31, or such lesser amount as determined by the administrator of the 2025 ESPP. (9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2025 ESPP) of $12.40, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on October 6, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

[5]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of BridgeBio Oncology Therapeutics, Inc. (previously named Helix Acquisition Corp. II, the "Registrant") that become issuable under the TheRas, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the "2025 Plan") and the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the "2025 ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (7) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $12.40, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on October 6, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Commission). (10) Represents 1,100,000 shares of Common Stock reserved for issuance under the BridgeBio Oncology Therapeutics, Inc. 2025 Inducement Plan pursuant to its terms.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A